Exhibit 4.3(h)

REGISTERED

No. BBC—

[This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of [Elavon Financial Services DAC (“Elavon”)] to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [USB Nominees (UK) Limited] or in such other name as is requested by an authorized representative of [Elavon] (and any payment is made to [USB Nominees (UK) Limited] or to such other entity as is requested by an authorized representative of [Elavon]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, [USB Nominees (UK) Limited], has an interest herein.]

REGISTERED

Principal Amount:

[$]

CUSIP No.

[Common Code]

[ISIN No.]

U.S. Bancorp
Medium-Term Note, Series BB (Subordinated) (Global Original Issue Discount Zero Coupon Note)

ORIGINAL ISSUE DATE:	MATURITY DATE:

REDEMPTION TERMS:	OTHER TERMS:

ORIGINAL ISSUE DISCOUNT:	YIELD TO MATURITY:

SPECIFIED CURRENCY:

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS THE PERCENTAGE OF ITS PRINCIPAL AMOUNT SET FORTH ABOVE AND THE YIELD TO MATURITY IS THE PERCENTAGE SET FORTH ABOVE.

U.S. BANCORP, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                            or registered assigns, the principal sum of                                             [DOLLARS ($            )] on the Maturity Date shown above.

The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the Maturity Date, and in such case the overdue principal of this Note shall bear interest at a rate which is equivalent to the Yield to Maturity stated above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the Maturity Date or the date payment is due upon acceleration or redemption, as the case may be, to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable upon demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the same rate as the interest on the overdue principal (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand. In the event that any Maturity Date is not a Business Day, the principal otherwise payable on such date will be paid on the next day that is a Business Day with the same force and effect as if made on such Maturity Date and no interest will accrue for the period from and after that Maturity Date. In the event that any Redemption Date is not a Business Day, such Redemption Date shall be the next day that is a Business Day, and no interest will accrue for the period from and after that Redemption Date. Payment of the principal of (and premium, if any) and interest on this Note will be made to [The Depository Trust Company], as depositary, or its nominee as the registered owner of the global notes representing the book entry notes, provided, however, that the Company may, at its option, pay interest on any Certificated Note, other than interest at maturity or upon redemption, by mailing a check to the address of the Person entitled to payment as it appears on the Security Register of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. A Holder of $10,000,000 (or the equivalent of $10,000,000 in a currency other than U.S. dollars) or more in aggregate principal amount of Notes of like tenor and term shall be entitled to receive payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the applicable Paying Agent not later than fifteen calendar days prior to the applicable Interest Payment Date.

The principal of and any premium and interest on this Note are payable by the Company in the Specified Currency for this Note. If the Specified Currency for this Note is other than U.S. dollars, the Company will (unless otherwise specified on the face hereof) arrange to convert all payments in respect of this Note into U.S. dollars in the manner described in the following paragraph. If this Note has a Specified Currency other than U.S. dollars, the Holder may (if so indicated on the face hereof) elect to receive all payments in respect of this Note in the Specified Currency by delivery of a written notice to the Trustee or the applicable Paying Agent not later than fifteen days prior to the applicable payment date, subject to certain exceptions. That election will remain in effect until revoked by written notice to the Trustee or Paying Agent received no later than fifteen calendar days prior to the applicable payment date.

In case the Specified Currency on the face hereof is other than U.S. dollars, the amount of any U.S. dollar payment will be based on the bid quoted by an exchange rate agent as of 11:00 a.m., London time, on the second business day preceding the payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the Specified Currency for settlement on the payment date of the aggregate amount of the Specified Currency payable to Holders of Notes denominated in other than U.S. dollars and who are scheduled to receive U.S. dollar payments. If this bid quotation is not available, such exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by such exchange rate agent. If the bids are not available, payment of the aggregate amount due to all Holders on the payment date will be in the Specified Currency, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control. If payment on this Note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on this Note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments due such Holder.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

U.S. BANCORP
Dated:

By:
Vice President

Attest:
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signatory

Or by

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Authenticating Agent

By:
Authorized Officer

[Reverse Side of Note]

U.S. BANCORP

Medium-Term Note, Series BB (Subordinated)

(Global Original Issue Discount Zero Coupon Note)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued or to be issued in one or more series under an Indenture, dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April 1, 1993 and a Second Supplemental Indenture dated as of April 21, 2017 (as so amended, the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto (including the Company’s Officers’ Certificate and Company Order, dated March 11, 2020, with respect to, among other things, the establishment of Medium-Term Notes, Series BB (Subordinated)) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated herein. By the terms of the Indenture, additional Notes of this series and of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided may be issued in an unlimited principal amount.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture referred to above, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Company, as defined in the Indenture, and each Holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination of this Note as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

The indebtedness evidenced by the Note is issued subject to the provisions of the Indenture regarding payments to creditors in respect of General Obligations. In particular, the Indenture provides that if upon the occurrence of certain events of bankruptcy or insolvency relating to the Company, there remains, after giving effect to the subordination provisions referred in the preceding paragraph, any amount of cash, property or securities available for payment or distribution in respect of Notes (as defined in the Indenture, “Excess Proceeds”), and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of Notes. This paragraph shall immediately and automatically terminate, be null and void ab initio and have no further effect upon the occurrence of a Termination Event (as defined in the Indenture).

If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (unless otherwise specified on the face hereof under “Other Terms,” expressed as percentages of the Amortized Face Amount of this Note) are set forth on the face hereof under “Redemption Terms,” this Note is subject to redemption prior to the Maturity Date upon not less than 10 nor more than 60 days’ notice mailed to the Person in whose name this Note is registered at such address as shall appear in the Security Register of the Company, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Company. In the event of redemption of less than all of the principal of this Note, a new Note of this series and with similar terms, and of an authorized denomination representing the unredeemed portion of this Note will be issued in the name of the Holder hereof upon the cancellation hereof. Unless otherwise specified on the face hereof under “Redemption Terms,” this Note is not subject to any sinking fund.

If an Event of Default with respect to Notes of this series shall occur and be continuing, a lesser amount than the principal amount due at the Stated Maturity may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on this Note shall terminate.

The amount due and payable on this Note in the event that the principal amount hereof is declared due and payable prior to the Stated Maturity or in the event that this Note is redeemed shall, unless otherwise indicated on the face hereof under “Other Terms,” be the Amortized Face Amount of this Note or, in the case of redemption, the specified percentage of the Amortized Face Amount of this Note on the day such payment is due and payable, as determined by the Company, plus, in each case, any accrued but unpaid “qualified stated interest” payments (as defined in the Treasury Regulations regarding original issue discount issued by the Treasury Department (the “Regulations”)).

The “Amortized Face Amount” of this Note shall be the amount equal to the sum of (i) the issue price (as defined below) of this Note and (ii) that portion of the difference between the issue price and the principal amount of this Note that has been amortized at the Stated Yield (as defined below) of this Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and Section 1.1275-1(b) of the Regulations, in each case as in effect on the issue date of this Note) at the date as of which the Amortized Face Amount is calculated. In no event can the Amortized Face Amount exceed the principal amount of this Note due at the Stated Maturity hereof. As used in the preceding sentence, the term “issue price” means the principal amount of this Note due at the Stated Maturity hereof less the Original Issue Discount of this Note specified on the face hereof. The term “Stated Yield” of this Note means the Yield to Maturity specified on the face hereof for the period from the Original Issue Date of this Note specified on the face hereof, to the Stated Maturity hereof based on the issue price and stated redemption price at the maturity hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

In determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of Holders of Notes, the principal amount of any Original Issue Discount Note that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof.

Subject to the rights of holders of Senior Indebtedness and General Obligations of the Company set forth in this Note and as provided in the Indenture referred to above, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Unless otherwise set forth on the face hereof under “Other Terms,” the Notes of this series are issuable only in fully registered form without coupons in denominations of $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note may have such additional or different terms as are set forth on the face hereof under “Other Terms.” Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—		Custodian
	(Cust)		(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Name and address of assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing _______________

attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in New York City or by a member of the New York Stock Exchange.